Exhibit 10.3

                             CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement"), dated this 20th day of June 2005 (the "Effective Date"), by and between REFAC, a Delaware corporation (the "Corporation") having its principal offices at One Bridge Plaza, Fort Lee, New Jersey 07024, and COLE LIMITED, INC. a Florida corporation (the "Consultant") having its principal address at 211 Esplanade Way, Palm Beach, Florida 33480.

         WHEREAS, the Corporation is engaged in acquisition discussions with two affiliated companies, U.S. Vision, Inc., which operates 518 retail optical locations in 47 states and Canada, consisting of 506 licensed departments and 12 freestanding stores, and OptiCare Health Systems, Inc., which operates 18 retail optical centers in the State of Connecticut and is a managed vision care provider in the United States (hereinafter such businesses are collectively referred to as the "Business"); and

         WHEREAS, the Consultant has extensive experience in the operation of retail optical departments in host stores, freestanding retail optical stores and managed vision care plans; and

         WHEREAS, the Corporation wishes to retain the Consultant on the terms and conditions set forth herein and the Consultant is willing to undertake and perform the obligations herein set forth, subject to such terms and conditions:

         NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

         1. Engagement of Consultant; Duties and Representations.

         (a) The Corporation hereby engages the Consultant, and the Consultant agrees to be engaged, as a consultant on the terms and conditions set forth below.

         (b) The Consultant agrees that it will assist in the development of the Corporation's strategic plan; identify and assist on acquisition opportunities; recommend corporate and division organizational structures; assist in equity/debt financing activities; advise on retail operations, host store relationships and purchasing; assess and recruit management; and consult, as requested, on all other aspects of the Business in which the Consultant has experience or expertise. All such services shall be exclusively rendered by Jeffrey A. Cole ("Cole"), the Consultant's Chief Executive Officer and sole stockholder, subject to the direction and control of the Corporation's Chief Executive Officer and Board of Directors.

         (c) The Consultant represents and warrants that (i) it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, (ii) upon execution and delivery, this Agreement, shall constitute the valid and binding obligation of the Consultant enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights, (iii) the execution, delivery and performance by the Consultant and its agents of this Agreement and the performance of obligations hereunder will not conflict with, constitute a default under or give to others any rights of termination, cancellation or amendment or acceleration of, any material agreement, indenture or instrument to which the Consultant or its agents is a party and (iv) the Consultant and its agents are not subject to any agreement, covenant or legal restraint which precludes or otherwise restricts the Consultant's ability to enter into this Agreement and perform the services contemplated hereby.

         2. Time. The Consultant will devote such time as is reasonably necessary to perform the services contemplated hereby in a professional and effective manner, provided however, that in no event shall it be required to devote more than an average of five (5) days per calendar month during the term of this Agreement. The Corporation and Consultant agree that they will work together and use their best efforts to schedule full business days for Consultant's services hereunder. The Consultant may perform services hereunder in such manner (whether in person, by conference, telephone, letter, e-mail or otherwise) and at such times and places as Consultant and the Corporation may jointly determine.

         3. Term.

         (a) Except as otherwise provided in subparagraphs (b) and (c) below, the term of this Agreement and Consultant's engagement hereunder shall commence as of June 1, 2005 and shall terminate on May 31, 2006.

         (b) The Corporation shall have the right to terminate this Agreement at any time upon fifteen (15) days prior written notice should any person, firm, corporation or other entity allege that this Agreement and/or the performance of the services provided for herein by Consultant and/or Cole violates a contract to which such person, firm, corporation or other entity is a party.

         (c) This Agreement shall automatically terminate if, in the reasonable judgment of the Corporation, Cole fails to substantially perform all of the services required of Consultant hereunder or the Consultant otherwise breaches this Agreement in any material respect.

         4. Compensation.

         (a) Cash Compensation. As compensation for the Consultant's services hereunder, the Consultant shall receive a fee of $8333.33 for each month of service hereunder payable on the first day of each calendar month during the term hereof.

         (b) Stock Option. Simultaneously with the signing of this Agreement, the Corporation shall grant Consultant an option (the "Option") to purchase an aggregate of 50,000 shares of the Corporation's Common Stock. The Option shall become exercisable as follows:


---------------------------------------------------------------------------------------------

                              Number of  Exercise
      Date Exercisable         Shares     Price            Period of Exercisability
---------------------------------------------------------------------------------------------
Effective Date                 16,667     $4.92       From the date such option becomes
                                                      exercisable through June 30, 2010
---------------------------------------------------------------------------------------------
October 1, 2005                16,666     $4.92       From the date such option becomes
                                                      exercisable through June 30, 2010
---------------------------------------------------------------------------------------------
February 1, 2006               16,666     $4.92       From the date such option becomes
                                                      exercisable through June 30, 2010
---------------------------------------------------------------------------------------------


         The Option shall be evidenced by a written option agreement in the form annexed hereto as Exhibit "A".

         5. Expense Reimbursement. Consultant shall be responsible for all of its normal operating expenses. Except for such expenses, the Corporation will promptly reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by it in rendering the services provided for herein including, but not limited to, all reasonable travel expenses, provided that such expenses are incurred and accounted upon presentation of expense vouchers or other documentation in such detail as the Corporation may from time to time reasonably require. Notwithstanding the foregoing, no documentation shall be required for expenses less than $50.

         6. Effect of Termination.

         (a) Termination pursuant to Sections 3 (b) or (c) hereof. In the event that this Agreement is terminated pursuant to Sections 3 (b) or (c) hereof, the Corporation shall pay Consultant (i) any accrued cash compensation due to Consultant pursuant to Section 4 (a) through the date of termination and (ii) any and all expenses then due and owing the Consultant. Thereafter, no further payments shall be due and owing to Consultant.

         (b) Other Termination by the Corporation. In the event that the Corporation terminates this Agreement for any reason (other than as provided for in Section 3 (b) or (c) hereof), it will pay Consultant (i) a lump sum equal to the sum of (i) its monthly retainer payments that would have been payable for the remainder of the term and (ii) any and all expenses then payable to the Consultant pursuant to Section 5 hereof.

         7. Non-Competition.

         (a) The Consultant recognizes that the services to be performed by it hereunder are special, unique and extraordinary and that, by reason of its engagement hereunder, the Consultant will acquire confidential information and trade secrets concerning the operation of the Corporation and the Business. For all purposes hereunder or in respect hereof, the Consultant agrees that during any period in which the Consultant is receiving or has received any compensation provided for herein, the Consultant and its agents will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged in a Competitive Business in any geographical area in North America in which the Corporation or its affiliates or subsidiaries are engaged at the termination of this Agreement. A "Competitive Business" shall mean any business (i) which sells, at retail, optical products or services (other than vision aid products or services for visually impaired persons) , (ii) which manages an optical laboratory or (iii) which is a provider of managed vision care. The ownership by the Consultant and its agents, directly or indirectly, of not more than three percent (3%) of the issued and outstanding stock of any corporation, the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not in any event be deemed to be a violation of the provisions of this Section 7 nor shall any services rendered by the Consultant or Cole to or on behalf of HAL International N.V., Pearle Europe, B.V., GrandVision Group or any of their affiliated entities (hereinafter collectively referred to as "HAL"). However, Consultant shall advise the Corporation as soon as possible if any such services conflicts, or is likely to conflict, with the Corporation's business or any opportunities that it is pursuing, or is likely to pursue, in the foreseeable future.

         (b) The Consultant agrees, during the term of this agreement and for a period of two (2) years thereafter, that it shall not, on behalf of itself or any business it is interested in or associated with, employ or otherwise engage, or seek to employ or engage, any individual employed by the Corporation or its affiliates or subsidiaries at any time during the preceding twelve (12) months, or solicit any optical related business from any person or entity with whom the Corporation or its affiliates or subsidiaries were doing business at any time during the engagement hereunder, including without limitation any lessor from which the Corporation or its affiliates or subsidiaries leased a department or departments. Notwithstanding the foregoing, the restriction of this subparagraph (b) shall not apply to any suppliers with which the Consultant or Cole had a relationship prior to the date of this Agreement.

         (c) The Corporation shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of this Section 7, and the Consultant hereby consents to the issuance of such injunction. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section 7 shall be enforceable in the manner contemplated hereby.

         8. Confidentiality. (a) The Consultant shall not divulge to anyone, either during or at any time after the termination of its engagement, any information (whether oral or written) furnished by the Corporation or its directors, officers, employees, affiliates, representatives or agents (the "Representatives") to the Consultant or its Representatives (the "Confidential Information"), except in the performance of its duties hereunder, without the prior written consent of the Corporation. The term Confidential Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Consultant or its Representatives, (ii) is or becomes available to the Consultant on a non-confidential basis from a source (other than the Corporation or its Representatives) which, to the best of Consultant's knowledge after due inquiry, is not prohibited from disclosing such information to Consultant by a legal, contractual or fiduciary obligation to the Corporation or (iii) was known by the Consultant or Cole prior to the Effective Date.

         (b) In the event that the Consultant or any of its Representatives is required pursuant to applicable law, regulation or legal process to disclose any of the Confidential Information, such person shall notify the Corporation promptly so that the Corporation may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Agreement.

         (c) The Consultant acknowledges that such information is of great value to the Corporation, and upon the termination of its engagement, the Consultant shall forthwith deliver up to the Corporation all copies of any materials in its possession or control (or in the possession or control of Cole) containing any Confidential Information. The Corporation shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of this Section 8, and the Consultant hereby consents to the issuance of such injunction.

         9. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

         10. Entire Agreement, Etc. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings with respect to its subject matter. This Agreement shall bind and benefit the parties hereto and their respective heirs, successors and assigns, except as otherwise set forth herein. This Agreement is personal in nature and none of the Consultant's obligations under this Agreement may be assigned or delegated by the Consultant. Notwithstanding the foregoing, Consultant may freely assign this Agreement to Cole provided that he expressly agrees to personally undertake and perform all of Consultant's obligations hereunder. This Agreement shall be assignable by the Corporation to any other person in connection with the sale, transfer or other disposition of all or substantially all of its business and assets; and this Agreement shall inure to and be binding upon any successor to all or substantially all of the business, or to all or substantially all of the assets, of the Corporation, whether by merger, consolidation, purchase of stock or assets or otherwise. This Agreement cannot be changed, waived or terminated except by a writing signed by both the Consultant and the Corporation and shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state without giving effect to any choice of law provisions thereof.

         11. Independent Contractor. The parties agree that the Corporation shall not have the right to control or direct the details, manner or means by which the Consultant accomplishes the results of the services performed hereunder, it being acknowledged that the Consultant shall for all purposes be an independent contractor of the Corporation.

         12. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall constitute an original, and both of which together shall constitute one and the same instrument. In the event that any signature is delivered via e-mail or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such digital or facsimile signature page were an original hereof.

         13. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be addressed as follows:

                  If to the Consultant, to:

                  Cole Limited, Inc.
                  5055 Bristol Court
                  Lyndhurst, OH  44124
                  Attention: Jeffrey A. Cole, President
                  Facsimile: (216) 691-4667

                  - with a copy to -

                  Jeffrey A. Cole
                  211 Esplanade Way
                  Palm Beach, FL  33480
                  Facsimile: (561) 841-2671

                  If to the Corporation, to:

                  REFAC
                  One Bridge Plaza
                  Fort Lee, NJ 07024
                  Attention: President
                  Facsimile: (201) 585-2020

                  - with a copy to -

                  Stephen M. Banker, Esq.
                  Skadden, Arps, Meagher, Slate & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Facsimile: (917) 777-2760

         Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

         14. Captions. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                 [END OF PAGE]

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

                                            REFAC


                                            By: /s/ Robert L. Tuchman
                                               -------------------------------
                                               Name:  Robert L. Tuchman
                                               Title: Chief Executive Officer


                                            COLE LIMITED, INC.


                                            By: /s/ Jeffrey A. Cole
                                               -------------------------------
                                               Name:  Jeffrey A. Cole
                                               Title: Chief Executive Officer


         As a material inducement for Refac to enter into the within agreement, the undersigned does hereby agree to be personally bound by Section 7 (Non-Competition) and Section 8 (Confidentiality) thereof to the same extent, and with the same force and effect, as Consultant.


                                            /s/ Jeffrey A. Cole
                                            ---------------------------------
                                                Jeffrey A. Cole